Exhibit 99.1

  NOVELIS RELEASES NEW INVESTOR PRESENTATION HIGHLIGHTING 2004 YEAR-END RESULTS

    ATLANTA, April 4 /PRNewswire-FirstCall/ -- Novelis Inc. (NYSE: NVL; Toronto) today releases an updated investor presentation highlighting 2004 Company results. A downloadable version of the presentation is available at the Novelis Investor Relations website at www.novelis.com.
(Logo: http://www.newscom.com/cgi-bin/prnh/20050105/CLW073LOGO)

    Novelis, which was spun-off by Alcan effective Jan. 6, 2005, is the global leader in aluminum rolled products and aluminum can recycling. Novelis has 37 operating facilities in 12 countries and more than 13,500 dedicated employees.

    Novelis has the unparalleled capability to provide its customers with a regional supply of high-end rolled aluminum products throughout Asia, Europe, North America, and South America. Through its advanced production capabilities, Novelis supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information on the company, visit www.novelis.com.

SOURCE  Novelis Inc.
    -0-                             04/04/2005
    /CONTACT: Media, Jennifer Dervin, +1-404-814-4208, or Investors, Holly Ash, +1-404-814-4212, both of Novelis Inc./
    /Photo: http://www.newscom.com/cgi-bin/prnh/20050105/CLW073LOGO
            AP Archive:  http://photoarchive.ap.org
            PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.novelis.com